UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 13, 2025

EQC LIQUIDATING TRUST
(Exact name of registrant as specified in its charter)

Maryland
(State of incorporation)

1-9317			39-6868408
(Commission File Number)			(IRS Employer Identification No.)

Two North Riverside Plaza, Suite 2000	Chicago	IL	60606
(Address of principal executive offices)			(Zip Code)
(312) 646-2800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None
Title Of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
N/A	N/A	NONE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On June 13, 2025 (the “Effective Date”), in accordance with the Plan of Sale and Dissolution (the “Plan of Sale”) approved by the board of trustees of Equity Commonwealth (the “Company”) on September 10, 2024, and the shareholders of the Company on November 12, 2024, the Company transferred its remaining assets and liabilities to EQC Liquidating Trust, a newly-created Maryland common law trust, for the benefit of the common shareholders of the Company. In conjunction with the transfer, EQC Liquidating Trust distributed all of its units of beneficial interests to the common shareholders of the Company, with each common shareholder receiving one unit in EQC Liquidating Trust (the “Units”) for each common share of beneficial interest, par value $0.01 per share, of the Company (each, a “Company Share”) then held of record by such shareholder. As of the Effective Date, all outstanding Company Shares were cancelled, and the Company was deregistered with the Securities and Exchange Commission (the “SEC”) and dissolved. As a result of the foregoing, each holder of Company Shares immediately prior to the Effective Date now holds an equal number of Units.
In accordance with the Plan of Sale, EQC Liquidating Trust was created pursuant to a Liquidating Trust Agreement, dated as of June 2, 2025 (the “Trust Agreement”). Under the Trust Agreement, the five trustees of EQC Liquidating Trust are the Company’s four named executive officers and the Lead Independent Trustee of the Company’s Board of Trustees (the “Liquidating Trustees”). The Trust Agreement vests the Liquidating Trustees with the authority to oversee EQC Liquidating Trust. Equity Commonwealth Management LLC, a wholly-owned subsidiary of EQC Liquidating Trust, will manage the day-to-day affairs of EQC Liquidating Trust under the supervision of the Liquidating Trustees.
The purpose of EQC Liquidating Trust is to wind up the affairs of the Company, liquidate the Company’s remaining assets, pay any liabilities, costs and expenses assumed or incurred by EQC Liquidating Trust, and distribute any net proceeds to the holders of the Units. Distributions from EQC Liquidating Trust, if any, are expected to be nominal. EQC Liquidating Trust’s activities are restricted to winding up the Company’s affairs as promptly as reasonably possible. While the Trust Agreement provides that EQC Liquidating Trust will terminate upon the earlier of the distribution of all of EQC Liquidating Trust’s assets in accordance with the terms of the Trust Agreement and June 13, 2028, subject to certain extensions, it is expected that EQC Liquidating Trust will terminate in 2025.
Under the Trust Agreement, Units are not transferable or assignable, except by will, intestate succession or operation of law. The Units are not certificated and are not listed on any exchange or quoted on any quotation system or otherwise tradeable in any public or private transactions. The restrictions on transfer will not prohibit the transfer of Units held by nominees or brokers to the beneficial holders of such Units.
The foregoing summary does not purport to be complete and is qualified in its entirety by the Trust Agreement that is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 8.01.  Other Events.
On June 16, 2025, Equity Commonwealth issued a press release announcing, among other things, that as of the Effective Date, in addition to transferring its remaining assets and liabilities to EQC Liquidating Trust, the Company deregistered with the SEC and dissolved. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01.  Financial Statements and Exhibits.
(d)  Exhibits

10.1	Liquidating Trust Agreement dated June 2, 2025.

99.1	Press Release dated June 16, 2025.

104	The cover page from this Current Report on form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQC LIQUIDATING TRUST

By:	/s/ Orrin S. Shifrin
Name:	Orrin S. Shifrin
Title:	Trustee
Date: June 16, 2025